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                                                                    EXHIBIT 23.1

         [LETTERHEAD OF MINTZ LEVIN COHN FERRIS GLOVSKY AND POPEO PC]

                                                                January 26, 2000

C-bridge Internet Solutions, Inc.
219 Vassar Street
Cambridge, Massachusetts 02139

          Re:   1999 Employee Stock Purchase Plan
                ---------------------------------

Ladies and Gentleman:

     We have assisted in the preparation of a Registration Statement on Form
S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an aggregate of 750,000 shares of common stock, $0.01 par value share ("the Shares"), of C-bridge Internet Solutions, Inc., a
Delaware corporation ("the Company"), issuable under the Company's 1999 Employee Stock Purchase Plan (the "Plan").

     We have examined the Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

     We assume that the appropriate action will be taken, prior the offer and sale of the shares in accordance with the plan, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

     We express no opinion herein as to the laws of any state or jurisdiction other than the applicable provisions of the Delaware Constitution and its General Corporation Laws of the State of Delaware ("Delaware Law") and the reported judicial decisions interpreting Delaware Law.

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C-bridge Internet Solutions, Inc.
January 26, 2000

Page 2


     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opinioning only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such Shares, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                         Very truly yours,

                         /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                         Mintz Levin Cohn Ferris Glovsky and Popeo P.C.